Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Janus International Group, Inc.
Temple, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258806) of Janus International Group, Inc. of our report dated March 15, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Atlanta, Georgia

March 15, 2022